UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2010

Clenergen Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-130286	20-2781289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Bath House
8 Chapel Place
London EC2A 3DQ
United Kingdom	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 (0) 2077390028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment - Use of Terminology

Throughout this Form 8-K, the terms the “Company,” “we,” “us” and “our” refers to the registrant, Clenergen Corporation, and its wholly-owned subsidiaries, including Clenergen India Private Limited (“Clenergen India”), on a consolidated basis.

Item 1.01	Entry into a Material Definitive Agreement.

Our Clenergen India Private Limited wholly-owned subsidiary entered into an Agreement to Sell and Purchase Shares (the “Acquisition Agreement”) on June 18, 2010.  The  Acquisition Agreement contemplates our purchase of all of the outstanding stock of an entity, Nandha Energy Limited, an Indian corporation (“Nandha”), for the total consideration of 600,000 Indian Rupees (“Rs.”), or approximately $13,000 at the currency exchange rate at the close of business on June 18, 2010.  Nandha owns and operates an 18 megawatt biomass power plant located near Chennai, India, as well as owning the site on which the plant is located and related assets.  Nandha is a newly formed entity formed in contemplation of entering into of the Acquisition Agreement.  Nandha currently has a Rs.650 million (approximately $14,078,000 at the currency exchange rate at the close of business on June 18, 2010) loan with IDBI Bank Limited (“IDBI”), which loan (the “IDBI Loan”) has been guaranteed by an affiliate of the stockholders of Nandha (the “Nandha Affiliate”).

The consummation of the transactions contemplated by the Acquisition Agreement is contingent upon, among other matters:

(a)
Nandha providing us with audited financial statements for its two most recently completed fiscal years, prepared in accordance with accounting principles generally accepted in India, as well as unaudited interim financial statements;

(b)	Regulatory approval;
(c)	IDBI approval of the purchase and sale as contemplated by the Acquisition Agreement; and
(d)	IDBI releasing the Nandha Affiliate from the Nandha Affiliate’s guaranty of the IDBI Loan in substitution for a new guaranty by our Clenergen India Private Limited wholly-owned subsidiary.

We anticipate that the contingencies listed under items (b), (c) and (d) above will be satisfied in the next few weeks and the contingency listed under item (a) above to be satisfied within the next two months.

Item 8.01	Other Events.

We issued a press release disclosing the entering into of the Acquisition Agreement on June 21, 2010.  A copy of such press release has been made an exhibit to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are being filed as part of this Current Report on Form 8-K.

Exhibit
Number	Exhibit Description
10.1	Agreement to Sell and Purchase Shares, dated June 18, 2010, between Clenergen India Private Limited, Nandha Energy Limited and others.
99.1	Press Release of Clenergen Corporation, disseminated on June 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2010	Clenergen Corporation

	By:	/s/ Tim J.E. Bowen
Tim J.E. Bowen
Chief Executive Officer